ABERCROMBIE & FITCH REPORTS
FEBRUARY NET SALES INCREASE TO $206.6 MILLION;
ABERCROMBIE & FITCH LONDON FLAGSHIP TO OPEN MARCH 22, 2007
New Albany, Ohio, March 8, 2007: Abercrombie & Fitch (NYSE: ANF) today reported net sales of $206.6 million for the four-week period ended March 3, 2007, a 7% increase over net sales of $192.7 million for the four-week period ended February 25, 2006. February comparable store sales decreased 6%. Total Company direct-to-consumer net sales increased 32% to $12.2 million for the four-week period ended March 3, 2007, compared to the four-week period ended February 25, 2006.
February 2007 Developments
•	Total Company net sales increased 7%

•	Total Company direct-to-consumer net sales increased 32%

•	Total Company comparable store sales decreased 6%

•	Abercrombie & Fitch comparable store sales decreased 4%

•	abercrombie comparable store sales decreased 4%

•	Hollister Co. comparable store sales decreased 9%

•	RUEHL comparable store sales decreased 12%
London Flagship
On March 22, 2007, the Company plans to open its first European location, a flagship in London, at 7 Burlington Gardens. The Company will hold a security analyst tour of the store on March 20, 2007 at 10:00 AM GMT. Analysts interested in attending the event should contact Jill Swansegar, Investor Relations and Communications Coordinator at (614) 283-6751 or via email at jill_swansegar@abercrombie.com.
The Company operated 358 Abercrombie & Fitch stores, 178 abercrombie stores, 392 Hollister Co. stores and 15 RUEHL stores in the United States at the end of fiscal February. The Company also operated three Abercrombie & Fitch stores and three Hollister Co. stores in Canada. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, and www.hollisterco.com.
To hear the Abercrombie & Fitch pre-recorded February sales message, please dial (800) 395-0662, or internationally, dial (402) 220-1262.
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For further information, call:	Thomas D. Lennox
Vice President, Corporate Communications
(614) 283-6751
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2006 Fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; postal rate increases and changes; paper and printing costs; market price of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire, train and retain associates; and the outcome of pending litigation. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Press Release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.